Exhibit 10.3

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION AGREEMENT

Southwest Traders Inc.

This Distribution Agreement (“Agreement”) is made and entered into as of the 1st day of October 2004, by and between Jamba Juice Company, a California corporation (“JJC”), and Southwest Traders Inc, a California limited liability company (“Distributor”) with respect to the following facts:

A. JJC is an operator and franchiser of retail smoothie and juice stores.

B. Distributor is a warehouser and distributor of dry, chilled and frozen food service products (“Products”).

C. The parties desire to enter into a business relationship on the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing and in consideration of the covenants, promises, obligations, and agreements of the parties contained in this Agreement and other good and valuable consideration, the receipt and adequacy and sufficiency of which are hereby acknowledged by each party hereto by its execution hereof, it is hereby agreed as follows:

AGREEMENT

1.	DEFINITIONS AS USED IN THIS AGREEMENT

“Distributor” shall mean Southwest Traders Inc.

“Company Store” shall mean a store owned or operated by JJC.

“Day Deliveries” shall mean deliveries that are made between 6:00 a.m.—11:00 a.m. or between 1:00 p.m.—9:00 p.m.

“Default” shall mean the material failure by either party to meet any of the terms set forth in this Agreement.

“Delivered Cost” shall mean the sum of Landed Cost and the applicable distributor “mark-up”.

“Delivery Performance Standard” shall mean Distributor’s truck and driver’s obligation to arrive prepared to deliver Orders within two (2) hours of the scheduled delivery time.

“Distribution Territory” shall mean the States of California, Arizona, Nevada, Colorado, Utah, Idaho, New Mexico, Wyoming, Oklahoma, and Texas.

“Franchised or Licensed Store” shall mean a store operated by an entity other than JJC pursuant to a license agreement or franchise agreement between JJC and that party.

“Full Case” shall mean the case in which Distributor receives the Product from the vendor.

“General Inventory” shall mean Product that is currently stocked by Distributor and not at the special request of JJC.

“Hardpack Tubs” shall mean frozen yogurts, sherbets, sorbets, and ice cream/ice milks packed in bulk containers.

“Incremental Product Cost” shall mean the cost differential between the original delivered price of an item and the delivered price of a substituted item.

“Inventory” shall mean General Inventory, JJC Critical Inventory, JJC Proprietary Inventory, Obsolete/Dead Inventory and Slow Inventory.

“IQF” shall mean individually quick-frozen, a process used for fruit and vegetables to preserve the Product.

“Isolated Stores” shall mean Stores located more than 250 miles from the closest distribution center of Distributor.

“JJC Critical Inventory” shall mean all Hardpack Tubs, juice concentrates, IQF fruit, soymilk, fresh produce, frozen bread products, and proprietary straws, cups, lids and napkins.

“JJC Proprietary Inventory” shall mean Product that is labeled or printed with the Jamba Juice logo, which is not to be sold to any customer other than the Stores, or which is purchased at the request of JJC and not otherwise stocked by Distributor.

“Key Drop Deliveries” shall mean deliveries completed via key drop between the time of the Store closing (or 9:00 p.m., whichever is earlier; except for any Store that normally has significant sales volumes after 9:00 p.m., then the time will be 10:00 p.m.) and Store opening (or 6:00 a.m., whichever is later).

“Landed Cost” shall mean the Product cost F.O.B. origin plus inbound freight costs to Distributor’s distribution center, as may be adjusted as provided in this Agreement, excluding early pay discounts, spoilage and other allowances.

“Month” shall mean a calendar month.

“Obsolete/Dead Inventory” shall mean Products that do not move in a sixty (60)—day period from the date of receipt by Distributor or that have been discontinued by JJC.

“Orders” shall mean orders for Product submitted to Distributor by JJC.

“Other Distributors” shall mean other Distribution Company’s in which JJC is currently utilizing for service to its’ stores.

“Product(s)” shall mean all products purchased by JJC under this Agreement.

“Service Levels” shall mean a fraction, expressed as a percentage, whose numerator is the total number of items in an Order actually received and whose denominator is the total number of items in an Order.

“Slow Inventory” shall mean Products that move five Full Cases or less within a 30-day period.

“Stores” shall mean, individually or collectively, Company Stores and/or Franchised or Licensed Stores, as the context so permits or requires.

“Supply” or “Supplying” has the meaning given to those terms in Section 2.

“Business Day” shall be Monday – Friday, from 8am to 5pm.

“Extreme Remote Location” shall mean any store that is 300 miles or more away from any other JJC store.

2.	DISTRIBUTION SERVICES

2.1 Distribution for Company Stores. During the term of this Agreement, Distributor shall be the exclusive purchaser, warehouser, and distributor of all Products (with the exception of test items, equipment, marketing items and uniforms), as needed, to JJC Stores for the Distribution Territory. Distributor’s services shall include the purchase, warehouse, and distribution of Products to meet the requirements of JJC for sale in the Company Stores as described herein. (hereafter, “Supply” or “Supplying”).

2.2 Distribution for Franchised or Licensed Stores. During the term of this Agreement, Distributor agrees to offer to Supply any Franchised or Licensed Stores within the Distribution Territory on substantially the same terms and conditions as herein contained, provided such Franchised or Licensed Store shall have established and shall have maintained its creditworthiness to Distributor’s reasonable satisfaction. Distributor may discontinue Supplying any Franchised or Licensed Store upon the material failure of such Store to comply with the

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

applicable terms of the agreement with the Store; provided, that Distributor shall first have given written notice thereof to JJC and allowed JJC a reasonable time period (not to exceed 30 days) to contact the Franchised or Licensed Store for purposes of correcting such failure. Distributor acknowledges and agrees that JJC shall not have any liability or responsibility for any obligations of a Franchised or Licensed Store to Distributor, including, without limitation, for payment for Products Supplied to Franchised or Licensed Stores. Any failure of a Franchised Partner store to meet Credit Terms as established in section 5 of this agreement may be placed on C.O.D. terms. If a store fails to meet the requirements under C.O.D. terms, then the store can be placed on a prepayment basis.

2.3 Appointment of Liaisons. Distributor and JJC shall each designate a managerial level person as a designated liaison to facilitate the performance of this Agreement.

2.4 Master Distribution Relationship. Distributor will act as a “Master Distributor” by consolidating shipments to remote, smaller distribution centers, in which SWT is selling inventory to a third party distributor. For Hawaii shipments, the following fee schedule will apply: Full container pick up at Distributor FOB point [****]; delivered to dry dock full truck load will be at [****]; full truckload frozen will be at [****]. For shipments to other JJC approved Distribution Centers: inventory will be charged a [****] mark-up.

Product will be verified at time of delivery to California forwarder. The load becomes the responsibility of freight forwarder once invoice is signed by freight forwarder.

3.	TERM

This Agreement shall commence for all Distribution Territories (excluding Texas and Oklahoma territory) on October 1, 2004 and continue for a three-year and 3 month period ending December 31, 2007 (Texas and Oklahoma Territories will commence on December 13, 2004 for a three-year period ending December 31, 2007) or, if the term of this Agreement is extended pursuant to the immediately succeeding sentence, until December 31, 2009. JCC shall have the right, as mutually agreed upon, exercisable upon written notice given to Distributor on or before September 30, 2007, to extend the term, all in accordance with and subject to the terms and conditions hereof, for an additional two-year period commencing January 1, 2008 and continuing until December 31, 2009.

4.	PRICING POLICIES AND PRICE LISTS.

This Section sets forth the basic pricing, applicable discounts and price reporting. No changes shall be made to any of these provisions without the prior written approval of the JJC Chief Financial Officer or the JJC Director, Supply Chain Management. Distributor agrees to offer the same pricing and discounts it provides to JJC to each of the Franchised or Licensed Stores.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The pricing structure for JJC shall be as follows:

4.1 Directed Pricing. JJC will provide a “Directed” pricing model to the Distribution Center on or about the 20th of each month, in which contracted products are listed with FOB origin, inbound freight, landed costs and delivered pricing to the stores for said month.

Distributor’s request for updates to pricing must be submitted to JJC’s Contract Compliance Coordinator no later than the 15th of the month prior to the month they will take affect.

Distributor agrees to sell all Products as calculated in the “Directed” pricing model, using Distributor’s Landed Cost plus “standard mark-up” percent.

It is the Distributors responsibility to review the information for accuracy and to report any discrepancies within three Business Days of receipt of directed pricing. All pricing for that month shall remain fixed with no variability in an effort to ensure consistent cost of goods and invoice accuracy. All JJC’s non-contracted items may be reviewed and submitted to JJC for pricing updates on a monthly basis.

In the event of unstable pricing due to the enactment of “act of god clauses”, pricing will be adjusted on an “as need basis.” JJC and Distributor will work together to determine fair and equitable pricing.

Distributor shall have the right of first refusal to match the delivered cost to JJC Stores for products that are not delivered by Distributor, which shall remain firm for the duration of that specific contract. Any changes to the above pricing formula must have the prior written approval of the JJC’s Director of Supply Chain Management.

4.2 Basic Prices. The pricing structure shall be as follows:

Standard Mark-Up. Unless otherwise provided in this Agreement, Distributor shall sell all Products at Distributor’s Landed Cost plus “standard mark-up” (landed cost multiplied by percentage mark-up). Standard Mark-up is defined by the following declining scale and is based upon a $1,000 minimum order per delivery:

Coverage Area: California, Nevada, Arizona, Colorado, Idaho, Utah, and New Mexico

[****] from October 1, 2004—December 31, 2005

[****] from January 1, 2006—December 31, 2006

[****] from January 1, 2007—December 31, 2007

Extended term mark-up percentage to be negotiated

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Coverage Area: Texas, Oklahoma

[****] from January 1, 2005—December 31, 2005

[****] from January 1, 2006—December 31, 2006

[****] from January 1, 2007—December 31, 2007

Extended term mark-up percentage to be negotiated

4.3 Adjustments and Discounts.

(a) Ordering Discounts. Single Invoices exceeding [****] receive a [****] discount, taken immediately on the respective invoice.

(b) Minimum Order Surcharge. Order’s not meeting the minimum order requirement of [****] will be assessed a surcharge of [****] per dollar, for every dollar short of the minimum. These surcharges are not to exceed [****], and will not be applied to emergency orders, or off day orders, that are subject to the unscheduled delivery surcharges.

(c) Missed Delivery Charge. In the event that a store has signed up for 2 or 3 times a week delivery, and the 2nd or 3rd delivery is not utilized, the store will be charges [****] for missing a scheduled delivery.

(d) Restocking Fee. There will be a [****] restocking fee applied to any Store that returns items that were ordered and delivered or on truck to be delivered.

(e) Committed Delivery Schedules. Stores must commit to a specified delivery schedule, in which adjustments can be made to their schedule on a system wide basis twice per year. The available committed delivery schedules and periods consist of one (1), two (2), or three (3) day per week delivery schedules fixed for one or more of the following periods: March—October; October—March. Distributor will notify each Store in at least two (2) weeks prior to the start of each period of its option to submit in writing to Distributor its delivery schedule commitment for the subsequent period. If a Store does not submit a delivery commitment notice to Distributor prior to the start of a period, then the delivery schedule from the preceding period will apply. Stores may change their delivery commitment once during each period without charge or other penalty and Distributor may request a change to a Store’s delivery commitment, as long as the change does not adversely affect the Store.

4.4 Pricing Information.

(a) Directed Pricing Worksheet. On or before the twentieth (20)th day of each Month, JJC shall provide the Distributor with “directed pricing” for the up-coming months order guide. The Distributor shall complete the template by inserting expected pricing for the up-coming month and then send the template to JJC’s Contract Compliance Coordinator via email. All variances to JJC’s Directed Price must be approved prior to producing an order guide. Once prices are agreed upon, the price for all Products designated by JJC in the Directed Pricing model shall be in effect for the entire following Month starting on the first day of that Month.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Customized Order Guides. Distributor agrees to provide monthly-customized order guides for Stores as requested by JJC. Distributor will deliver to each Store a copy of the order guide by the first day of each Month.

(c) Pricing by Landed FOB points. Pricing will be based upon the following FOB points and will only be changed with written authorization from the Manager of Supply Chain & Logistics:

Temecula, California; Sacramento, California; Denver, Colorado; Dallas, Texas

FOB pricing in Arizona to begin no later than January 1, 2006.

FOB pricing in Houston, TX will be authorized at which time store growth allows for sustainable Full Truck Load (FTL) purchasing brackets.

(d) Mark-up Review Trigger. As protection against margin diluting due to average cost of goods dropping, a review of current case cost by market area will be done periodically and a drop greater than [****] will trigger a review to determine if margin needs to be enhanced to allow Distributor to equal the GP dollars afforded at the beginning of this contract.

(Example: Temecula average landed cost is [****] per case. If the product value were to fall below [****] then Product margin would be increased to enable Distributor the gross profit dollars equal to what would have been gained at the [****] value.)

(e) Product “transfer” pricing. Products that are “transferred” between Distributors’ own facilities will be at the sole expense of the distributor, unless specifically requested by JJC. If JJC requests inventory to be “transferred”, the following fees schedule will apply: (i) Regular transfers between Temecula and Sacramento will be priced at a [****] mark-up (ii) Emergency transfers at the request of JJC or JJC vendors between Temecula and Sacramento will be priced at [****] per pallet unless otherwise mutually negotiated, at time of emergency, at a common carrier competitive rate (iii) Regular transfers from Temecula to Denver or Dallas will be based on a “carrier quote.” In the event Distributor exercises the option to utilize its’ own trucks, the transfer fee will be based on “full truck load” pricing.

Mark-up fees will not apply to “transfers” made to any non-recognized FOB points. Currently, Houston and Arizona are handled at Distributors’ expense.

4.5 Audit Rights. Distributor shall prepare and maintain, in accordance with generally accepted accounting principles consistently applied, complete and accurate books of account and records (specifically including, without limitation, the originals or copies of documents supporting entries in the books of account) covering and limited to all transactions arising out of or relating to this Agreement. JJC and its duly authorized representatives have the

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

right, during regular business hours, for the duration of this Agreement and for two (2) years thereafter, to examine and audit, and make extracts from, such books of account and records and all other documents and material in the possession or under the control of Distributor with respect to the subject matter and the terms of this Agreement. All such books of account, records and documents shall be kept available by Distributor for at least two (2) years after the end of the period to which they relate.

5.	CREDIT TERMS

All JJC Franchisees will complete the Distributors credit application and all related paperwork. Credit terms for stores with no outstanding balances are net twenty (20) day terms from the date of delivery. The Distributor may require JJC to make payments on a C.O.D. basis in the event JJC’s average outstanding accounts payable to the Distributor exceeds thirty (30) days. In the event that JJC accounts payable to the Distributor is not within terms, no discounts or rebates will be issued to JJC.

Distributor shall issue a [****] discount on payments made within fifteen (15) days, provided there are no past due balances due from JJC.

6.	DELIVERY SERVICE

6.1 Delivery Schedule. Distributor shall provide Stores with one (1), two (2) or three (3) deliveries per week.

6.2 Delivery Method. Distributor shall deliver Products to the Stores with trucks predominantly dedicated to the Products. Stores unable to accept a Key Drop delivery will have Day Deliveries. Distributor may from time to time utilize common or other delivery services (for example, UPS or Federal Express) to ship Product to the Stores as long as the Delivered Cost is equal to or less than the Delivered Cost then in effect for the Product. Any increase in Delivered Cost as a result of utilizing an alternative delivery system must be approved in writing by JJC Purchasing prior to invoicing.

6.3 Order Procedure. All Orders will be faxed or called into Distributor by the mutually agreed-upon cut-off time (Distributor’s cut-off time is Noon). Ordering deadlines may be varied by region, and may be adjusted as necessary with mutual agreement in order to accommodate increased Store ordering activity. A late fee of $25.00 shall be added to Orders that a re received after the applicable deadline, unless Distributor caused the delay. Distributor shall offer a toll-free 800 number for placing Orders and for responding to customer service issues.

6.4 Customer Service Matters. If requested by JJC, Distributor agrees to develop a computer based ordering system that is compatible with each Store and JJC’s corporate office computer network during the term of the Agreement. Distributor agrees to provide a dedicated

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

sales representative at a managerial level for JJC who will have no involvement with any other retailers that have juice and/or smoothies as their core business. Distributor’s sales representative will be available 12 hours a day by a toll-free 800 number pager. Response time will be within two (2) hours Monday through Friday, between 8:00 a.m. and 6 p.m., and within four (4) hours on weekends, after hours, and holidays. Distributor shall provide Jamba Juice Company corporate offices restricted remote access to Distributor computers specifically for the purpose of accessing velocity and Inventory data regarding Store activity.

6.5 Day Deliveries. For Day Deliveries, there will be a two-hour delivery window from the scheduled delivery time. No deliveries to be made between the hours of 11:00 a.m. and 1:00 p.m., unless agreed to be store management. Should Distributor fail to deliver within such two-hour window, or deliver less Product than ordered to the Store, Distributor will pay Incremental Product Costs that the Store incurs, plus $10.00, to cover the shortage (Incremental Product Costs will be limited to a maximum usage for a normal 24-hour period). The Distributor’s driver will be responsible for bringing the product into the store and placing the cases near their respective storage areas. The driver must check in the order with store personnel and verify invoicing accuracy. The driver must note all discrepancies on the invoice prior to obtaining a team member’s signature.

The parties may by mutual written agreement, change the scheduled delivery windows from time to time. Distributor will communicate needed changes on the delivery schedule to the Stores in writing at least one week prior to any change. Any major changes to delivery schedules must be communicated to JJC Manager of Supply Chain and Logistics for review and approval at least two weeks in advance of any proposed change.

All “day drop” deliveries, in which the driver has missed their delivery window, will be subject to the requirements of a “key drop” delivery. The driver will be responsible for putting the product on the shelves. We anticipate that stores routinely have product rotated and prepared for day deliveries.

6.6 Key Drop Deliveries.

(a) Delivery Procedures. For Stores participating in Key Drop Deliveries, Distributor’s driver will be responsible for delivering all freezer and chilled Products into the respective walk-ins via dolly, and shall stock Products on the shelves. All dry Products are to be placed together in the storage areas located in the back of each Store. Store management is responsible for preparing walk-in units for deliveries by moving all existing merchandise to the front of the walk-ins. When space is not available or Product has not been properly rotated prior to the delivery, Distributor’s driver may place Product on the floor of the walk-in. If Distributor’s driver is not able to make a scheduled delivery to a Store due to the fault of a JJC employee (i.e., locks or security codes changed without informing Distributor in advance), JJC will pay Distributor [****], plus any applicable non-scheduled delivery surcharge for returning to the Store to make the delivery.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

All “key-drop” deliveries, in which the driver has missed their delivery window, will continue to be subject to the above requirements.

(b) Honor System. Stores participating in Key Drop Deliveries will receive Product on an honor system. Any invoice or delivery discrepancies shall be brought to the attention of Distributor within four hours after the Store opening on the following day, and any credit will be reflected on the invoice for the following regular delivery date.

(c) Access Security. If a driver leaves a Store unlocked after a Key Drop Delivery, leaves keys in the lock or leaves a security system unarmed, Distributor will be charged [****] for each instance. The charge will be waived if the driver is not able to set an alarm due to a system malfunction or other cause beyond the reasonable control of the driver. The driver shall immediately inform Distributor’s Customer Service and the Store manager of such problem. The [****] charge will not be waived if the driver fails to timely notify such parties. If a Store experiences theft, burglary, vandalism or other loss as a result of a driver’s failure to secure a Store, Distributor will be liable for any resulting losses or damages to person or property.

6.7 Delivery Access. JJC shall ensure that Company Stores shall provide reasonable delivery access for Distributor’s drivers. Reasonable delivery access shall include parking for a truck with a minimum twenty-eight (28) foot trailer within one hundred fifty (150) feet of the Store’s receiving door and the ability to utilize a standard ice cream cart and/or dolly for making deliveries. Any Store that does not provide the aforementioned access is subject to a fair and reasonable delivery surcharge that is to be negotiated with JJC prior to the Store opening. Distributor shall inspect all new Store locations prior to accepting the Store’s opening Order and notify JJC Manager of Supply Chain and Logistics if a delivery surcharge is applicable.

6.8 Off-Day Delivery/Emergency Orders. Off-Day Delivery/Emergency Orders. Stores may request an unscheduled off-day delivery. For Stores other than Isolated Stores (i) all non-scheduled Sunday deliveries will be assessed a [****] surcharge and all non-scheduled deliveries made Monday through Saturday, that can be accommodated on a regularly scheduled route, will result in a [****] surcharge and (ii) all emergency Orders for same day delivery must be placed by 9:00 a.m. and will be subject to a [****] surcharge. For Isolated Stores (i) all non-scheduled Sunday deliveries will be assessed a [****] surcharge and all non-scheduled deliveries made Monday through Saturday, that can be accommodated on a regularly scheduled route, will result in a [****] surcharge and (ii) all emergency Orders for same day delivery must be placed by 9:00 a.m. and will be subject to a [****] surcharge, or applicable third party freight costs if Distributor is unable to accommodate the delivery on its own equipment. A DM or GM must approve any charges exceeding [****], and approval must be submitted in writing (either via e-mail or fax). If a Distributor is able to UPS or airfreights overnight the necessary items, the [****] surcharge will be waived and the Store will only be charged the related UPS or airfreight fees.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.9 Resolution of Shortages.

(a) JJC Critical Inventory-Shortages Caused by Distributor. Shortages of JJC Critical Inventory caused by Distributor will be handled in the following manner. If a Store is not able to wait for the next scheduled delivery, shortages will be remedied by Distributor and resolved at Distributor’s sole cost as quickly as possible but within a maximum of six (6) hours, except for Isolated Stores where the maximum will be twenty four (24) hours for such Stores. “Extreme Remote Locations” will be remedied within a maximum of forty-eight (48) hours. Should Distributor fail to deliver JJC Critical Inventory within a 24-hour period, unless otherwise noted, it may be held financially responsible for lost sales (documented via Store historical sales records) for any lost sales that Store may incur.

(b) All Other Shortages. All other Product shortages will be resolved within 24 hours at the cost of the party responsible for the shortage. Should Distributor fail to meet this commitment, Distributor shall reimburse Incremental Product Costs, plus [****], that the Store incurs to cover the shortage. The Incremental Product Cost will be limited to a maximum usage of a normal 24-hour period.

(c) Expedited Orders. If the Distributor has run out of product at the Distribution facility due to poor inventory management, inadequate safety stocks, etc. it is Jamba’s expectation that product will be Expedited (air freight, etc.) to ensure no interruption of service, at the Distributor’s expense.

The Distributor will expedite critical items when it is not an error on the part of the Distributor. Jamba will support the Distributor in identifying who the responsible party shall be for costs surrounding redelivery, deliveries may be done by a third party carrier at which time the responsible party will be billed by the Distributor once the third party carrier invoices the Distributor.

6.10 New Stores. JJC agrees to inform Distributor in writing at least thirty (30) days in advance of each new Store opening within the Distribution Territory. New Stores will place their opening Orders with Distributor at least ten (10) days prior to the requested delivery date and Distributor will confirm the opening Order delivery date three (3) days prior to the delivery. Any change by the Store to the opening Order delivery date once the Order has been placed with Distributor must be made at least two (2) days prior to the opening Order delivery date or the Store shall be subject to a one-time special handling charge of [****].

7.	SERVICE LEVEL

7.1 Service Level. Distributor shall maintain a minimum Service Level of 99.5% on JJC Critical Inventory and 99.0% on all other Inventory, unless due to: (i) a negligent or wrongful act or omission on the part of JJC, or (ii) mechanical failure beyond the reasonable control of Distributor or (iii) unusual and unexpected traffic conditions (e.g., “sig alert” conditions) (iv) failure on behalf of Jamba Juice vendors to deliver based upon specific delivery dates.

7.2 Delivery Performance Standard. Distributor shall maintain a Delivery Performance Standard of 98.5% for On-time deliveries; 98.5% for Deliveries without Complaint; 80% Perfect Order Rate; +/- 0.5% aggregate Inventory Accuracy per item. Failure to meet the Delivery Performance Standards will be evidenced by a copy of the invoice relating to the delayed delivery, with a brief explanation of why delivery was late, signed, time noted, and dated by the Store Manager.

7.3 Performance Review. Distributor and JJC shall review Distributor’s actual performance against the Service Level and the Delivery Performance Standard on a quarterly basis. Failure by Distributor to meet the Service Level and/or the Delivery Performance Standard for two (2) consecutive quarters shall constitute an incurable Default and will result in (i) JJC’s right to cancel this Agreement without penalty to JJC pursuant to Section 24 and 25 hereof, and (ii) at JJC’s option, transfer of the Inventory to JJC’s designated agent at Distributor’s Landed Cost without mark-up following thirty (30) days’ notice to Distributor.

7.4 Service Contacts. The Distributor will offer a toll-free number for placing orders and customer service issues. The Distributor agrees to provide a customer service representative for the JJC account. The Distributor will provide JJC store management with a list of contact telephone numbers to reach someone after hours or for emergencies.

7.5 No substitutions. will not be permitted without the prior approval of JJC. The purchase price for any substituted items, provided the substitution is the result of an error by Distributor, shall be based upon the lower of (i) the Landed Cost of the substituted item, or (ii) the Landed Cost of the original item ordered. If the substitution is the result of a negligent or wrongful act or omission on the part of JJC or other causes beyond the reasonable control of Distributor, then the purchase price shall be Distributor’s Landed Cost plus the applicable mark-up as provided in Section 4.

8.	CONFIDENTIALITY

Distributor recognizes that it may require or be provided with Confidential Information (as hereinafter defined) of JJC in the course of performing its obligations hereunder, and acknowledges that such Confidential Information is unique in nature and of great proprietary value to JJC. Accordingly, in consideration of the Distributor’s receipt of such Confidential Information, Distributor agrees that it shall not, at any time, for as long as any Confidential Information shall remain confidential or otherwise remain wholly or partially protectable, directly or indirectly, use or disclose any such Confidential Information for any purposes other than strictly for the purposes described in this Agreement. Distributor shall take all measures necessary, including limiting disclosure to those of its employees who need to know Confidential Information in order to perform their duties, to safeguard such Confidential Information in order to prevent it from falling into the public domain or into the possession of persons other than those persons authorized to have any such information, and will not remove any copyright notice, trademark notice or other proprietary legend set forth on or contained within any of the Confidential Information. Distributor shall return all Confidential Information of JJC immediately upon the request JJC. For purposes of this Agreement, “Confidential Information” shall mean the following, whether in written, oral, electronic, or other form: any and all trade secrets, technology, knowledge, designs, concepts, ideas, information, formulas, patterns, compilations, programs, devices, methods, techniques or processes that derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from their disclosure or use, including, but not limited to, any study, plan, report or data pertaining to JJC, any information about JJC’s products, methods of doing business, profit or sales, information about markets, information about customers, and all other matters concerning JJC’s business methods, and information that Distributor develops, assists in developing, or discovers as a result of its relationship with JJC.

The obligations set forth in the immediately preceding paragraph shall not apply to Confidential Information to the extent that Distributor can demonstrate that such Confidential Information: (i) has been in Distributor’s possession prior to disclosure to it by JJC; (ii) has been approved for release by written authorization of JJC; (iii) is or becomes part of information in the public domain through no fault of the Distributor; or (iv) properly comes into the possession of Distributor from a third party not under any obligation to maintain the confidentiality of such Confidential Information. In addition, Distributor may disclose Confidential Information pursuant to a judicial or other government order, in which case the Distributor agrees to notify JJC prior to making any disclosure so that JJC may seek other legal remedies to maintain the confidentiality of such Confidential Information and to comply with any protective orders obtained by the JJC with respect to such disclosure.

Distributor shall ensure that all its employees and sub-contractors pursuant to this Agreement (if any) who have access to any Confidential Information shall be made aware of and subject to these obligations.

9.	RESTRICTIVE COVENANTS

9.1 Limited Exclusive Dealings.

(a) Certain Acknowledgments by Distributor. Distributor recognizes and acknowledges that (i) JJC considers that various information regarding its supply chain and distribution system is confidential and proprietary information of JJC, including, without limitation, information regarding procedures, techniques, methodologies, vendors, pricing, products, ingredients, packaging, delivery frequency and related know-how, (ii) during the course of Distributor’s engagement, JJC will either disclose certain of this confidential and proprietary information to Distributor, Distributor will observe or have access to such information and/or JJC will devote significant resources in educating Distributor about such confidential and proprietary information as such information will, by its very nature, need to be used by Distributor to provide its services hereunder, all of which Distributor has agreed to maintain in confidence under Section 8, (iii) such confidential and proprietary information represents a competitive advantage of JJC vis-à-vis its competitors, and (iv) if such confidential and proprietary information provided to Distributor hereunder were, directly or indirectly, disclosed to or used by Distributor for the benefit of a competitor, that JJC’s business would be adversely affected. Distributor further acknowledges that JJC’s business is operated on a national scope, and that it intends to rapidly expand into additional markets within the United States and internationally, and that, accordingly, its interests in protecting its confidential and proprietary rights are not limited to the markets it presently serves.

(b) Representations and Covenants with Respect to Exclusive Dealings. Based on the acknowledgements set forth above, and in order to induce JJC to enter into this Agreement, Distributor: (i) represents and warrants to JJC that, except as disclosed on Exhibit A hereto, as of the date of this Agreement Distributor does not provide, directly or indirectly (e.g., through an affiliate or otherwise) any distribution services in any geographic area to companies (each, a “Direct JJC Competitor”) operating multiple-unit restaurants (whether company owned, licensed and/or franchised) consisting of more than ten units and whose sales from its fresh juice and/or blended smoothies are in excess of 10% of its overall annual sales (each such company disclosed on Exhibit A being referred to as a “Permitted Exception”), and (ii) agrees that this Agreement shall be an exclusive dealings agreement in the quick service restaurant industry segment occupied by JJC, insofar that, during the term of this Agreement, Distributor will not, directly or indirectly, provide any distribution services to Direct JJC Competitors in the United States, other than to the Permitted Exceptions and only to the extent allowed under this Section. If Distributor has disclosed any Permitted Exceptions, Distributor shall not be in violation of this Section if it provides distribution services to the Permitted Exceptions, provided, however, that (i) Distributor shall not renew or exercise any option to renew any agreement (written or oral) with the Permitted Exception beyond its current stated term, (ii) in the case of any agreement (written or oral) with a Permitted Exception that does not have a stated term, Distributor will discontinue providing services under the agreement within 16 months from the date hereof, and (iii) Distributor shall not amend, modify or waive any provision thereof that would have the effect of extending the term, expand the scope (geographic, or otherwise) of the agreement, or which would otherwise have the effect of circumventing the provisions of this Section.

9.2 No Restrictions. Distributor shall not, during the Term, enter into an agreement with, or negotiate with, any other company, firm, or entity with regard to a business relationship that would prohibit or adversely affect Distributor’s ability to fully perform its obligations hereunder during the Term or upon a renewal of this Agreement.

10.	INVENTORY

10.1 Inventory Levels. Distributor will allow Inventory levels up to thirty (30) days of average usage on-hand and issue purchase orders as needed. Distributor agrees to allow seven (7) weeks inventory in FOB Dallas and (6) weeks inventory in FOB Denver in order to facilitate FTL pricing. In the event that JJC’s growth plans fall behind after the first year in the Denver market, JJC and Distributor will review and identify selected items that may need to be ordered in LTL.

JJC agrees to inform Distributor at least four (4) weeks prior to the implementation of any new Products, Products, which will be discontinued, and Products, which are to be featured in a promotion that would affect Distributor purchasing activity. JJC agrees to assist Distributor in determining purchasing levels by providing projections of JJC’s needs for new Inventory, including promotion projections.

JJC recognizes that it is Distributor’s goal to have inventory turns occur every 15 days in California and 45 days in all other Distribution Centers over the next 3 years.

10.2 Terms and Conditions Applicable to Inventory. All Inventories will be subject to the following terms and conditions:

(a) JJC Proprietary Inventory. JJC will complete and submit to Distributor a JJC Proprietary Inventory request form prior to introduction of new Proprietary Inventory. JJC will use its commercially reasonable efforts to require that vendors providing JJC Proprietary Inventory will maintain adequate floor stock inventory to satisfy JJC’s usage requirements. JJC Proprietary Inventory held by Distributor over sixty (60) days will be subject to a warehousing fee of one percent (1%) to be added to the Landed Cost of such Inventory for each thirty (30) day period that the Inventory is stored beyond sixty (60) days. For purposes of calculating the warehousing fee, Inventory is assumed to be accounted for by the FIFO method.

(b) Vendors. JJC will use its commercially reasonable efforts to (i) cause its vendors to complete a Distributor vendor packet as specified by Distributor, if requested by Distributor and (ii) ensure that the Product specifications set forth in the vendor packet are provided to Distributor on all requested items. JJC agrees to negotiate in good faith with all private label JJC vendors to have the UPC codes printed on all cases for JJC private label items, (iii) JJC will require that all specified vendors complete all necessary paperwork required by the Distributor.

(c) Notice of New Products. JJC will provide at least twenty-four (24) hours from the time of receipt at Distributor’s warehouse(s) of any new Product before such new Product is required to be picked for delivery.

(d) Risk of Loss. All Inventory held by Distributor is the responsibility of Distributor while in Distributor’s possession. Distributor shall bear the risk of loss and shall be financially responsible for any lost, damaged, or stolen Products prior to delivery to Stores.

(e) Obsolete/Dead Inventory. JJC will review any Obsolete/Dead Inventory reports provided by Distributor and will provide instructions to Distributor for disposition of Obsolete/Dead Inventory within sixty (60) days of notification. Any Products constituting Slow Inventory for four (4) or more months will be considered Obsolete/Dead Inventory.

(f) Store Inventory Levels. JJC agrees to encourage Store management to maintain adequate Store Inventory levels to minimize the need to place emergency Orders.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g) Disposition of Inventory upon Termination of Agreement. Upon termination of this Agreement, JJC shall be financially responsible to purchase all Inventory brought in and stocked at Distributor to fulfill JJC needs, not to exceed the financial exposure outlined below. JJC, at its election, will utilize one or a combination of the following options to resolve all Inventory issues upon termination of this Agreement: (1) JJC will purchase all Inventory in stock at Distributor’s Landed Cost, plus [****] (Landed Cost multiplied by [****]); (2) JJC will pay Distributor’s Landed Cost plus [****] (Landed Cost multiplied by [****]) for Inventory in stock and pay Distributor for any reasonable costs incurred to dispose of the Products; assuming that all acceptable inventory control standards have been maintained (3) JJC or a party designated by JJC will pick up the Products in stock at Distributor’s warehouse(s), and will pay Distributor’s Landed Cost plus [****] (Landed Cost multiplied by [****]). One or more of the above options must be executed within thirty (30) days of the termination of this Agreement. Payment terms for the options are net fifteen (15) days upon credit approval, unless different arrangements are agreed upon in writing. JJC’s total financial exposure for each Product stocked shall be limited to the greater of (i) Inventory balances not exceeding thirty (30) days of the trailing six months’ average usage, (ii) the total amount of promotional Inventory purchased according to written authorization from JJC Purchasing or (iii) [****] of the minimum Order, but not to exceed the Landed Cost of Product on-hand and on-order. This Section shall survive termination of this Agreement.

11.	DAMAGE LIABILITY

Distributor will be responsible for the reasonable cost of repair or replacement to JJC buildings or equipment if the damage occurred as a direct result of an accident caused by, or negligence of Distributor’s employee. JJC agrees to notify Distributor immediately via telephone followed by written notice within five (5) days in the event of any damage occurrence.

12.	SPOILAGE

The Distributor guarantees that all merchandise is fresh and saleable upon delivery. If at the time of delivery the Product does not meet industry standards, JJC may return the Product with Distributor’s driver for credit. Claims for items being returned from prior deliveries must be made within twenty-four (24) hours from the date of delivery. These items must be clean and free of all markings, and in their original containers. The Distributor shall credit JJC with the delivered cost of any such returned Products and such credit shall be reflected on a credit memo to be mailed within five (5) business days posted to the account of claim.

Approval from the Distributor Customer Service Department must be received to return any items, which do not meet the specifications stated above. If spoilage occurs before the expiration date of the Product, the Distributor will not be responsible for crediting JJC Stores for any Product that does not hold until its code date, or have manufacturer defects. The Distributor will assist in handling these spoilage issues with the appropriate vendors for JJC but will not be financially responsible.

13.	TITLE AND RISK OF LOSS

Title to all Inventories shall pass upon delivery to the JJC Stores. The Distributor shall bear the risk of loss, damage, or destruction of all Inventories, until title passes.

14.	WARRANTIES

The Distributor will assign to JJC all assignable rights against manufacturers and suppliers of goods supplied to JJC by Distributor under warranties and indemnifications the Distributor receives from such manufacturers and suppliers. The Distributor agrees to cooperate with JJC, at JJC’s sole cost and expense, in the enforcement of any such warranties or indemnifications against manufacturers or suppliers. The Distributor represents that, to the best of its knowledge, all Products supplied to JJC by the Distributor shall conform to applicable specifications, brands, samples, or other rendered descriptions, shall be pure and unadulterated and of the quality specified by JJC, and shall be merchantable and fit for the purpose for which they are intended. It is understood that the Distributor is only responsible for such defects, which it has or should have knowledge of, based on its relationship with the vendor, it being understood that the Distributor is not the manufacturer of any of the Inventory.

The Distributor shall use its best efforts to timely perform each and every obligation it has under this Agreement. The Distributor shall not grant to any third party a security interest or lien in the Products or other property in Distributor’s possession by Distributor for JJCs benefit, or permit any lien, charge, encumbrance or security interest whatsoever to exist on the Products, or any other property owned by JJC and in Distributor’s possession. The Distributor shall comply with all applicable federal, state, and local laws and regulations.

15.	INDEMNITY

Distributor does hereby save and hold JJC harmless of and from and indemnify it against any and all losses, liability, damages and expenses (including reasonable attorneys’ fees and expenses) which it may incur or be obligated to pay, or for which it may become liable or be compelled to pay in any action, claim or proceeding against it, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Distributor or any of its officers, directors, shareholders, agents, licensees, franchisees, agents, or employees (each an “Indemnified Party”) in connection with Distributor’s performance of this Agreement, including, without limitation, in connection with any negligent act or omission of Distributor with regard to Inventory that results in any loss, cost, expense, liability, or damage to an Indemnified Party.

16.	REBATES

JJC may from time to time negotiate special vendor rebates based on JJC volume usage. Distributor will assist JJC in collecting such funds as necessary.

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

17.	INSURANCE

The Distributor shall carry at its own expense during the entire term of this Agreement commercial general liability insurance, including Workmen’s Compensation Insurance and blanket contractual liability coverage, with a combined single limit of not less than [****] for personal injury and property damage, which shall be written by an insurance company acceptable to JJC and naming Jamba Juice Company, their franchise and licensee partners, as co-insured on such policy, with proof of such insurance provided to JJC within thirty (30) days of Agreement date. Any such policy shall include a provision for thirty (30) days’ written notice to JJC the event of any pending material change or cancellation of such insurance.

18.	SURCHARGES

California Workers Compensation Rate Adjustment: Workers Compensation Rate surcharge will be added to each invoice when rate is at [****]. This is based on the California rate not on Distributor individual company mod. Jamba will have no financial responsibility over a [****] mod.

Workers Compensation Rate will be reviewed and adjusted annually.

Distributor will advise Jamba of any proposed adjustments and provide the appropriate backup documentation upon request. Distributor will provide 30-day advance notice on any proposed adjustments.

Workers Comp Rate	Invoice surcharge
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Adjustment for Fuel Costs: If fuel expenses increase or decrease during the term of this Agreement, Distributor and JJC agree that a fuel surcharge or credit, as applicable, calculated as

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

a percent of the total invoice shall be applied to each invoice as a separate line item by an amount necessary for Distributor to recover such an increase or for JJC to receive the benefit of such a decrease, as the case may be. Distributor and JJC further agree that Distributor’s average fuel cost shall be reviewed each Month during the term of this Agreement. If any monthly review discloses that the average cost per gallon Distributor paid for fuel during the Month under review increased or decreased by [****], or more, compared to the Base Fuel Target Costs, then for the Month under review, a fuel surcharge or credit shall be applied, as the case may be, by [****] for each [****] increase or decrease in such average fuel cost per gallon as compared to the Base Fuel Target Costs. If extraordinary increases or decreases in taxes or other governmentally mandated expenses occur during the term of this Agreement, the parties will seek fair and equitable adjustment. The base fuel cost is [****] per gallon.

Distributor and JJC agree to implement an energy cost surcharge to each invoice, applicable to California Stores only, due to extraordinary energy costs fluctuation as set forth below. The base energy cost at the time of this Agreement is 13 KWH.

Energy Cost Per KWH Add to Invoice

$ Per kWh	Invoice Surcharge
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

19.	INTELLECTUAL PROPERTY

JJC shall own and Distributor hereby assigns to JJC all rights and interests of every nature, kind and character in and to the results and proceeds of Distributor’s services hereunder. All materials, works, writings and output which are created, prepared or submitted by Distributor in connection with Distributor’s services hereunder shall automatically become JJC’s property, free of any rights or claims thereto by Distributor or any other person, and shall be promptly delivered to JJC in the form requested by JJC upon the earlier of (a) the request by JJC, and (b) termination of this Agreement.

Distributor agrees and acknowledges that all intellectual property rights (defined as any rights under patent, copyright, trade secret, or similar laws throughout the world) arising or created in connection with this Agreement (“JJC IP”) shall be assigned to and become the sole property of JJC. Distributor irrevocably transfers and assigns to JJC, and agrees to irrevocably transfer and assign to JJC, all right, title and interest in and to the JJC IP. At JJC’s request and expense, during and after the term of this Agreement, Distributor will assist and cooperate with JJC in all respects, and will execute documents, and will take such further acts reasonably requested by JJC to enable JJC to acquire, perfect, maintain and enforce JJC’s intellectual property rights in and to the JJC IP. Distributor hereby appoints the officers of JJC as Distributor’s attorney-in-fact to execute documents on behalf of Distributor for this limited purpose. Distributor also irrevocably transfers and assigns to JJC, and agrees to irrevocably transfer and assign to JJC, and waives and agrees never to assert, any and all “moral rights” that Distributor may have in or with respect to the JJC IP, even after termination of this Agreement.

20.	REPORTS

The Distributor and JJC agree to work toward developing a mutually acceptable method for providing electronic transmission of data among stores, Distributor, JJC’s Franchisee’s Office, and JJC’s Corporate Office. Until such time as electronic systems are fully functioning, and upon request, the Distributor will provide JJC with the following management reports.

Reports to include:

1.	Monthly sales and usage reports by item for all JJC Stores

2.	Monthly price (bid) file for all Products

3.	Monthly report indicating Performance to established Jamba Metrics

•	On Time Delivery

•	Deliveries without complaint

•	Unit Fill Rates: Critical & Non-critical

•	Perfect Order Rate

•	Inventory Accuracy

4.	Monthly Inventory on-hand and valuation report.

5.	Quarterly Drop Size Report—average number of cases delivered per store, per week.

6.	Weekly promotional inventory tracking reports 7. Slow Moving / Obsolete Inventory reports

21.	QUALITY ASSURANCE

The Distributor shall meet current minimum requirements for all local, state and federal quality assurance regulations and must adhere to Jamba’s Standard Operating Procedures as it relates to vendor approval and compliance. The Distributor must complete a DCQE (Distribution Center Quality Evaluation) as provided by JJC and satisfy all criteria outlined in said document. The Distributor must currently practice and enforce full GMP’s (Good Manufacturing Practices) and have a HACCP program. Programs shall be in place to ensure high standards for pest control, temperature control, and handling procedures including receipt of Product, storage, transportation and rotation. The Distributor must have outlined a full recall program in the event of a Product quality assurance or Product safety issue. The Distributor shall have an annual audit completed by a third party approved by JJC, and have a copy of the audit report sent to JJC’s Manager of Supply Chain and Logistics annually. A copy of a current report must be sent to JJC’s Manager of Supply Chain and Logistics within sixty (60) days of the date this Agreement commences. Failure to score a minimum of 850 through A IB, or the equivalent score as outlined in JJC’s Approved Vendor SOP’s, may result in the termination of this Agreement by JJC.

22.	INSPECTION

Prior to the commencement of and at any time during the term of this Agreement, JJC shall have the right during normal business hours through one or more of its authorized representatives to inspect the Inventory and the premises, facilities, procedures and inventories used or to be used by Distributor for the storage, handling and sale of Products. Distributor will have a representative present during any such inspection.

23.	AGENCY REPORTS

Distributor shall maintain for inspection by JJC the results of all federal, state and/or local regulatory agency inspection reports and sanitation audits affecting Distributor’s facilities or equipment, or products located at Distributor’s facilities. Distributor shall notify JJC Manager of Supply Chain and Logistics and QA Managers immediately by telephone and facsimile of any such inspections or audits which indicate the presence of any bacteriological agent or substance, which is considered by health authorities as being indicative of either unsanitary practices or of public concern.

24.	DEFAULT AND REMEDIES

In the event JJC or Distributor defaults in its obligations set forth in this Agreement to the other party, JJC or Distributor will notify the other party of the Default and request the Default to be remedied within thirty (30) calendar days from receipt of notice. In the event the Default is not remedied in the thirty (30) calendar days, the party entitled to receive the remedy has the right to terminate this Agreement effective with a ninety (90) day written notice.

The rights and responsibilities of the parties hereunder under any provisions that, by their nature, extend beyond any expiration or early termination shall survive expiration or early termination of this Agreement.

25.	INCURABLE DEFAULTS

In the event Distributor: (i) knowingly and intentionally sells any Inventory marked with Jamba Juice’s, name and/or trademarks to third parties without JJC’s prior written consent and/or (ii) fails to meet either the Delivery Performance Standards or Service Levels for two (2) consecutive quarters, it is agreed this is an incurable Default and at JJC’s election the thirty (30) day period to remedy is not required. If JJC elects not to provide Distributor an opportunity to remedy such Default, JJC may issue an immediate ninety (90) day written notice to cancel to Distributor, in addition to the other remedies available to JJC under the Sections hereof entitled “Default and Remedies”, “Delivery Service” and “Service Level.”

26.	ARBITRATION

This Agreement is entered into in California and is hereby governed by the State of California’s laws and regulations. In the event of a dispute, exclusive venue will be San Francisco, California.

Any disputes shall be settled via American Arbitration Association, in accordance with its Commercial Arbitration Rules.

1.	All questions and disputes with respect to rights and obligations of the parties arising under the terms of this Agreement, except for disputes involving claims of not more than $5,000 of general damages, shall be resolved by arbitration. If such a dispute arises under this Agreement, either party may demand arbitration by sending a written demand to the other party.

2.	The parties may agree on one arbitrator. If they cannot agree on one arbitrator, each party will choose an arbitrator who will then decide on a third arbitrator who, together with the first two arbitrators, will hear the case. The arbitrators selected by each party above shall have at least five (5) years experience in food products wholesaling or distribution or, if an attorney, in commercial litigation. Should either party refuse or neglect to join in the appointment of the arbitrator(s), within such fourteen-day (14) period, the sole arbitrator(s) may proceed and hear alone.

3.	A hearing on the matter to be arbitrated shall take place before the arbitrator(s) in San Francisco, California, at the time and place selected by the arbitrator(s). The arbitrator(s) shall select the time and place promptly and shall give each party written notice of the time and place at least thirty (30) days before the date selected.

Throughout the arbitration process, the California rules of evidence, including privileges, shall apply to the extent not inconsistent with the Commercial Arbitration Rules. The arbitrator(s) shall hear and determine the matter and shall execute and acknowledge the decision and any award in writing and cause a copy of the writing to be delivered to each of the parties.

4.	If there is only one arbitrator, his or her decision shall be binding and conclusive on the parties, and, if there are three arbitrators, the decision of any two shall be binding and conclusive. A judgment confirming the award may be given by a Superior Court having jurisdiction, or that Court may vacate, modify, or correct the award in accordance with the prevailing provision of the California Arbitration Act.

27.	ATTORNEYS’ FEES

If any party to this Agreement shall bring any arbitration, action or proceeding for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney fees and costs incurred in bringing or defending such arbitration, action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such arbitration, action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorney fees and costs, separate from the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues. For the purposes of this Section, attorney fees shall include, without limitation, fees incurred in the following: (1) post-judgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation. This Section is intended to be expressly severable from the other provisions of this Agreement, is intended to survive any judgment and is not to be deemed merged into the judgment.

28.	NOTICES

All notices pursuant to this Agreement shall be in writing and shall be personally delivered or sent by: messenger, overnight delivery service, certified mail return receipt requested or facsimile. Postage must be fully prepaid, and it must be addressed as follows:

To Distributor:	Ken Smith President Southwest Traders, Inc. 27565 Diaz Road Temecula, CA. 92590 Tel (909) 699-5717

To JJC:	Anne Kimball Director, Supply Chain Management Jamba Juice Company 1700 17th Street San Francisco, CA 94103-5136 Fax: (415) 487-1143

With copy to:	Joe O’Neill Chief Financial Officer Jamba Juice Company 1700 17th Street San Francisco, CA 94103-5136 Fax: (415) 487-1143

All notices shall be deemed delivered upon receipt or seventy two (72) hours after deposit in any United States Post Office in the Continental United States; provided, that notices sent by facsimile shall not be deemed delivered until receipt is acknowledged by the receiving party. Addresses for purposes of notice may be changed from time to time by notice in writing sent as provided above.

29.	INDEPENDENT CONTRACTOR RELATIONSHIP

The relationship between the parties created by this Agreement shall be deemed to be that of independent contractors, and nothing contained in this Agreement shall be construed in any manner whatsoever as creating any partnership, joint venture, employment or other relationship between the parties.

30.	TIME OF THE ESSENCE

Performances of all terms contained within this Agreement are considered with time being of the essence in their performance.

31.	FORCE MAJEURE

Neither party shall be liable for the failure to perform or its delay in performing any obligation under this Agreement if such failure or delay is resulting from fire, flood, earthquake, war, strike, lockout, power failure, major equipment breakdowns, construction delays, accident, riots, acts of God, acts of United States’ enemies, laws, orders, or at the insistence or result of any governmental authority or any other delay beyond each other’s reasonable control, provided that such obligation shall be performed immediately upon the termination of such cause preventing or delaying such performance.

32.	ASSIGNMENT

This Agreement and the rights and obligations of Distributor hereunder are personal and may not be transferred or assigned without the prior written consent of JJC.

JJC may assign its rights under this Agreement in whole or in part to any affiliate or any entity owning or acquiring a substantial portion of the stock or assets of the JJC, or to any partnership or other venture in which the JJC participates.

33.	FINANCIAL INFORMATION

Upon request, Distributor and JJC agree to provide annual audited and/or reviewed financial reports to the other party. Additionally, Distributor and JJC agree to notify each other within thirty (30) days of an audit report, if either party’s financial condition materially declines from the previous report.

34.	COMPLETE AGREEMENT OF THE PARTIES

This Agreement, supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contain all of the covenants and agreements between the parties with respect to such subject matter in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises of agreements, oral or otherwise, have been made by any party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended by an amendment in writing signed by all of the parties or their respective successors in interest.

35.	HEADINGS

The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

36.	BINDING

This Agreement shall be binding upon and inure to the benefit of the successors in interest, assigns and personal representatives of the respective parties.

37.	GOVERNING LAW

The parties hereby expressly acknowledge and agree that this Agreement is entered into in the State of California and, shall be construed and enforced in accordance with the laws of the State of California, without regard to the conflict of law provisions thereof.

38.	UNENFORCEABLE TERMS

Any provision hereof prohibited by law or unenforceable under any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

39.	FURTHER ACTION

Distributor and JJC each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

40.	WAIVER

Distributor and JJC each agree that the waiver of any Default under any term or condition of this Agreement shall not constitute any waiver of any subsequent Default or nullify the effectiveness of that term or condition.

41.	PUBLICITY.

No promotional material, advertising, or notice to any third party (whether written or oral) concerning this Agreement shall be issued, given, or otherwise disseminated without the prior approval of JJC.

The parties hereto have executed this Agreement as of the day and year first above written

SOUTHWEST TRADERS, INC.

By:	/s/ Ken Smith
Ken Smith, President

JAMBA JUICE COMPANY

By:	/s/ Anne Kimball
Anne Kimball, Director of Supply Chain Management

By:	/s/ Joe O’Neill
Joe O’Neill, CFO

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

Direct JJC Competitors

[****]

[****]

[****]

[****]

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment No. 1 to Distribution Agreement

This Amendment No. 1 to the Distribution Agreement (this “Amendment”) is made and entered into as of February 9, 2006 by and between Southwest Traders, Inc. (“Distributor”) and Jamba Juice Company (“JJC”).

Recital

A. JJC and Distributor entered into that certain Distribution Agreement dated October 1, 2004 (the “Distribution Agreement”).

B. JJC and Distributor desire to amend the Distribution Agreement.

Agreement

Now, therefore, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Section 9.1 of the Distribution Agreement is amended to allow Distributor to continue to provide distribution services to those companies listed on Exhibit A to the Distribution Agreement (the “Permitted Exceptions”) and, in particular, Distributor may renew its agreement with a Permitted Exception beyond its current stated term and need not discontinue providing services to a Permitted Exception with 16 months of the date of the Distribution Agreement.

2. Distributor agrees that:

FOB Tolleson, AZ: All stores currently serviced out of FOB Tolleson, AZ will continue to receive pricing based on FOB Temecula, CA through December 31, 2007.

Reduction of Mark-up percent: All branches will reduce their current mark up schedule by an additional [****] from previously negotiated rates beginning March 1, 2006 plus an additional [****] beginning January 1, 2007. Specifically, the mark-up schedule will be as follows:

FOB Temecula, FOB Sacramento, FOB Denver:

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH MOUNTS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

March 1, 2006 through December 31, 2006	Mark-up to be [****]
January 1, 2007 through December 31, 2007	Mark-up to be [****]

FOB Dallas

March 1, 2006 through December 31, 2006	Mark-up to be [****]
January 1, 2007 through December 31, 2007	Mark-up to be [****]

*	In the event that Southwest Traders loses the [****] business prior to January 1, 2007, then the additional reduction of [****] will be waived and we will revert to the original mark-up schedule for 2007.

3. Unless expressly provided to the contrary herein, to the extent that any provision of this Amendment conflicts with any provision of the Distribution Agreement, this Amendment shall control. All other provisions of the Distribution Agreement shall remain in full force and effect, including any portion of any section modified in this Amendment which is not inconsistent with the changes set forth herein.

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In Witness Whereof, the parties have executed this Amendment as of the date first written above.

SOUTHWEST TRADERS, INC.

By:	/s/ Ken Smith
Ken Smith, President

JAMBA JUICE COMPANY

By:	/s/ Anne Kimball
Anne Kimball, Director of Supply Chain Management

By:	/s/ Don Breen
Don Breen, CFO

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